Pricing Supplement dated January 8, 1998                       Rule 424(b)(3)
(To Prospectus dated December 6, 1996 and                  File no. 333-15635
Prospectus Supplement dated December 6, 1996)

NEW PLAN REALTY TRUST

Medium-Term Note - Fixed Rate
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Face Amount:                                $25,000,000
Issue Price:                                100%
Interest Rate:                              6.90%
Interest Payment Dates:                     February 15 and August 15
Regular Record Dates:                       January 31 and July 31
Stated Maturity Date:                       February 15, 2028
Denominations (if other than
$1000 and integral multiples thereof).      _________________

Trade Date:                                 January 6, 1998
Original Issue Date:                        January 9, 1998
Net Proceeds to Issuer:                     $24,777,500
Agent's Commission:                         $222,500
Name of Agent:                              Prudential Securities
Incorporated
Agent acting in the capacity indicated below:
       [ ] As Agent
       [X] As Principal
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Day Count Convention:
       [X] 30/360 for the period from January 9, 1998 to February 15, 2028
       [ ] Actual/360 for the period from            to
       [ ] Actual/Actual for the period from         to
       [ ] Other (see attached)                      to

Redemption:
       [X] The Notes cannot be redeemed prior to the Stated Maturity Date.
       [ ] The Notes may be redeemed prior to Stated Maturity Date.
           Initial Redemption Date:
           Initial Redemption Percentage:    %
           Annual Redemption Percentage Reduction:     % until Redemption
             Percentage is 100% of the Principal Amount.

Repayment:
       [X] The Notes cannot be repaid prior to the Stated Maturity Date.
       [ ] The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
           Optional Repayment Date(s):
           Repayment Price:     %

Original Issue Discount:                             [ ]   Yes[X]   No
       Total Amount of OID:
       Yield to Maturity:
       Initial Accrued Period:

Form:  [X]   Book-entry                              [ ]   Certificated

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